Exhibit 10.43

TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN
SPECIAL RESTRICTED STOCK UNIT AND
CASH INCENTIVE AWARD AGREEMENT

Participant: Brandon Smith

Effective as of December 10, 2018 (the “Grant Date”), the Participant has been granted (a) a Full Value Award under the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) in the form of restricted stock units with respect to 23,020 shares of Common Stock (“Restricted Stock Units”) and (b) a Cash Incentive Award under the Plan in an amount equal to $200,000 (the “Cash Incentive Award”). The Award is subject to the following terms and conditions (sometimes referred to as this “Award Agreement”) and the terms and conditions of the Plan as the same has been and may be amended from time to time. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan. The term “Award” as referred to herein includes both the Full Value Award and the Cash Incentive Award.
1.Dividend Cash Amounts.  The Full Value Award contains the right to receive cash credits to a hypothetical bookkeeping account (a “Dividend Cash Account”) in respect of dividends paid with respect to shares of Common Stock in accordance with the following:

(a)
If a dividend with respect to shares of Common Stock is payable in cash, then, as of the applicable dividend payment date, the Participant’s Dividend Cash Account shall be credited with an amount (a “Dividend Cash Amount”) equal to (i) the cash dividend payable with respect to a share of Common Stock, multiplied by (ii) the number of Restricted Stock Units outstanding on the applicable dividend record date.

(b)
If a dividend with respect to shares of Common Stock is payable in shares of Common Stock, then, as of the applicable dividend payment date, the Participant’s Dividend Cash Account shall be credited with a Dividend Cash Amount in an amount equal to (i) the number of shares of Common Stock distributed in the dividend with respect to a share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on the dividend payment date, multiplied by (iii) the number of Restricted Stock Units outstanding on the applicable dividend record date.

The Dividend Cash Amounts credited to the Participant’s Dividend Cash Account shall be subject to the same vesting provisions as the Restricted Stock Units to which the Dividend Cash Amounts relate and shall be settled in accordance with Paragraph 3.  No Dividend Cash Amounts with respect to a Restricted Stock Unit shall be credited under this Award Agreement for any period after the Vesting Date (as defined in Paragraph 2) applicable to such Restricted Stock Unit.  Amounts credited to a Participant’s Dividend Cash Account shall not be credited with any investment earnings.
2.Vesting and Forfeiture of Restricted Stock Units and Dividend Cash Amounts.  All Restricted Stock Units and Dividend Cash Amounts credited to the Participant’s Dividend Cash Account shall be unvested unless and until they become vested and nonforfeitable in accordance with this Paragraph 2.  Subject to the terms and conditions of this Award Agreement and the Plan, one hundred percent (100%) of the Restricted Stock Units and associated Dividend Cash Amounts awarded hereunder shall vest on the third anniversary of the Grant Date (the “Vesting Date”), provided that the Participant is continuously employed by the Company or a Subsidiary through the applicable Vesting Date.  Notwithstanding the foregoing:

(a)
if the Participant’s Termination Date occurs by reason of Total Disability (as defined below) or death, any unvested Restricted Stock Units that are outstanding on the Termination Date (and any associated Dividend Cash Amounts) shall immediately vest on the Termination Date and the Termination Date shall be the “Vesting Date” for purposes of this Award Agreement; and

(b)
upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, all unvested Restricted Stock Units that are outstanding on the Change in Control (and associated Dividend Cash Amounts) shall immediately vest on the Change in Control and the Change in Control shall be the “Vesting Date” for purposes of this Award Agreement.

All Restricted Stock Units and associated Dividend Cash Amounts that are not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect to such Restricted Stock Units or Dividend Cash Amounts.  In addition, the Full Value Award is subject to forfeiture if the Participant fails to accept the Full Value Award within the first twelve (12) months following the Grant Date in accordance with procedures established by the Company. In the event of forfeiture for any reason, the balance in the Participant’s Dividend Cash Account shall be reduced by the amount of any Dividend Cash Amounts that are forfeited. For purposes of this Award Agreement, the term “Total Disability” means an event that results in the Participant being (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or its Subsidiaries.
3.Settlement and Payment of Full Value Award.  Subject to the terms and conditions of this Award Agreement, Restricted Stock Units and associated Dividend Cash Amounts that have become vested in accordance with Paragraph 2 shall be settled as of the applicable Vesting Date.  The date on which settlement occurs is referred to as the “Settlement Date.” Unless otherwise determined by the Committee in accordance with the terms of the Plan or as otherwise provided herein, (a) settlement of the vested Restricted Stock Units on the Settlement Date shall be made in the form of shares of Common Stock with one share of Common Stock being issued in settlement of each Restricted Stock Unit, plus an amount of cash equal to the Fair Market Value of any fractional Restricted Stock Unit being settled as of such Settlement Date and (b) settlement of the vested Dividend Cash Amounts on the Settlement Date shall be paid in a cash lump sum payment. Upon the settlement of any vested Restricted Stock Units, such Restricted Stock Units shall be cancelled and upon payment of any Dividend Cash Amounts the balance in the Participant’s Dividend Cash Account shall be reduced by the amount paid to the Participant pursuant to subparagraph (b).
4.Vesting and Payment of Cash Incentive Award. The Cash Incentive Award shall be unvested, and the Participant shall have no right to payment of the Cash Incentive Award, unless and until it becomes vested and nonforfeitable in accordance with this Paragraph 4.  Subject to the terms and conditions of this Award Agreement, one hundred percent (100%) of the Cash Incentive Award shall become vested on the date of the consummation of the separation of the Company’s aftermarket and ride performance businesses and the Company’s powertrain technology business, to be effected through a spin-off (the “Spin-off”), provided that the Participant’s Termination Date has not occurred as of the effective date of the Spin-off. If the Spin-off does not occur or if the Participant’s Termination Date occurs prior to the Spin-off, the Participant shall have no right to payment of the Cash Incentive Award. If the Cash Incentive Award becomes vested pursuant to this Paragraph 4, it will be paid to the Participant within thirty (30) days of the Spin-off.
5.Withholding.  All Awards and distributions under the Plan, including this Award and any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any cash or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. Such withholding obligations may be satisfied, at the Participant’s election, (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock that the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that any withholding obligations with respect to any Participant shall be satisfied by the method set forth in subparagraph (c) of this Paragraph 5 unless the Participant otherwise elects in accordance with this Paragraph 5; and provided further that any withholding with respect to payments of Dividend Cash Amounts and the Cash Incentive Award shall be satisfied by the method set forth in subparagraph (a) of this Paragraph 5. The amount withheld in the form of shares of Common Stock under this Paragraph 5 may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the Participant, in no event shall the Participant be permitted to elect less than the minimum statutory withholding obligation, and in no event shall the Participant be permitted to elect to have an amount withheld in the form of shares of Common Stock pursuant to this Paragraph 5 that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.
6.Transferability.  This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.
7.Heirs and Successors.  If any benefits deliverable to the Participant under this Award Agreement have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Participant’s Designated Beneficiary, in accordance with the provisions of this Award Agreement. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Company in such form and at such time as the Company shall require and in accordance with such rules and procedures established by the Company. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant.
8.Administration.  The authority to administer and interpret this Award and this Award Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Award and this Award Agreement as it has with respect to the Plan.  Any interpretation of this Award or this Award Agreement by the Committee and any decision made by it with respect to the Award or this Award Agreement is final and binding on all persons.
9.Addendum to Award Agreement. Notwithstanding any provision of this Award Agreement, if the Participant resides and/or works outside the United States of America (the “United States”, “U.S.” or “U.S.A.”), this Award shall be subject to the special terms and conditions set forth in the addendum to this Award Agreement (the “Addendum”) for the Participant’s country. Further, if the Participant transfers residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addendum shall constitute part of this Award Agreement.
10.Adjustment of Award. The number of Restricted Stock Units awarded pursuant to this Award may be adjusted by the Committee in accordance with the Plan to reflect certain corporate transactions which affect the number, type or value of the Restricted Stock Units. Without limiting the generality of the foregoing, any Restricted Stock Units that are outstanding on the date of the Spin-off, shall be adjusted in connection with the Spin-off in accordance with the adjustment principles applicable to restricted stock units generally in connection with the Spin-off as described in the operative documents relating to the Spin-off provided that fifty percent (50%) of the outstanding Restricted Stock Units will be adjusted and converted into restricted stock units with respect to stock of the spun-off company and fifty percent (50%) of the outstanding Restricted Stock Units will be adjusted and will remain as restricted stock units with respect to stock of the Company.
11.Notices.  Any notice required or permitted under this Award Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Committee or the Company at the Company’s principal offices, to the Participant at the Participant’s address as last known by the Company or, in any case, such other address as one party may designate in writing to the other.
12.Governing Law.  The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Illinois and applicable federal law.
13.Amendments.  The Board may, at any time, amend or terminate the Plan, and the Committee may amend this Award Agreement, provided that, except as provided in the Plan, no amendment or termination may, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of the Participant or his or her beneficiary under this Award Agreement prior to the date such amendment or termination is adopted by the Board or the Committee, as the case may be.
14.Award Not Contract of Employment.  The Award does not constitute a contract of employment or continued service, and the grant of the Award shall not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Award Agreement.
15.Unfunded Obligation. The Dividend Cash Account shall not be funded, no trust, escrow or other provisions shall be established to secure payments and distributions due from the Dividend Cash Account and the Dividend Cash Account shall be regarded as unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the Code. The Participant shall be treated as a general, unsecured creditor of the Company with respect to amounts credited to the Dividend Cash Account, and shall have no rights to any specific assets of the Company. Any amounts credited to the Dividend Cash Account will remain general assets of the Company and shall be payable solely from the general assets of the Company.
16.Severability.  If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms.  Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.
17.Plan Governs.  The Award evidenced by this Award Agreement is granted pursuant to the Plan, and this Award and this Award Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Agreement by reference or are expressly cited.
18.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
19.Special Section 409A Rules.  It is intended that any amounts payable under this Award Agreement shall either be exempt from or comply with section 409A of the Code. The provisions of this Award shall be construed and interpreted in accordance with section 409A of the Code. Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)
and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service; and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

ACCEPTED:
PARTICIPANT:

TENNECO INC.:

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Electronic Signature
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Acceptance Date